  As filed with the Securities and Exchange Commission on May 18, 1998, Registration No.
------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                              -----------------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                              -----------------------

                                SYNC RESEARCH, INC.
               (Exact name of Registrant as specified in its charter)

                              -----------------------

          DELAWARE                          3661                   33-0676350
(State of other jurisdiction      (Primary Standard Industrial  (I.R.S. Employer
of incorporation or organization)  Classification Code Number)   Identification
                                                                     Number)

                              -----------------------

                                     40 PARKER
                                 IRVINE, CA  92618
                                   (949) 588-2070
    (Address, including zip code, and telephone number, including area code, of
                     Registrant's principal executive offices)

                              -----------------------

              SYNC RESEARCH, INC. 1996 NON-EXECUTIVE STOCK OPTION PLAN
                              (Full title of the plan)

                              -----------------------

                                 JOHN H. RADEMAKER
                             CO-CHIEF EXECUTIVE OFFICER
                                SYNC RESEARCH, INC.
                                     40 PARKER
                                 IRVINE, CA  92618
                                   (949) 588-2070
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              -----------------------

                                     COPIES TO:
                                  MARK A. MEDEARIS
                                 VENTURE LAW GROUP
                                2800 SAND HILL ROAD
                            MENLO PARK, CALIFORNIA 94025
                                   (650) 854-4488

------------------------------------------------------------------------------

                          CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------
                                         PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
  TITLE OF SECURITIES     AMOUNT TO BE    OFFERING PRICE     AGGREGATE OFFERING     REGISTRATION FEE
    TO BE REGISTERED     REGISTERED (1)      PER UNIT              PRICE                  (2)
------------------------------------------------------------------------------------------------------

SYNC RESEARCH INC. 1996 NON-EXECUTIVE STOCK OPTION PLAN
------------------------------------------------------------------------------------------------------
 Common Stock, $0.001
 par value.............      703,147           $2.22            $1,560,986.34           $460.49
------------------------------------------------------------------------------------------------------


(1) This total represents a 703,147 shares increase in the shares reserved for issuance under the 1996 Non-Executive Stock Option Plan (the "Plan"), which increase was approved by the Registrant's Board of Directors at meetings and by actions taken by unanimous written consent of the board of directors on June 13, 1997, September 24, 1997, October 21, 1997, December 9, 1997, January 30, 1998 and April 20, 1998. Of the 703,147 shares being registered hereunder, 703,147 shares are subject to outstanding options. An additional 350,500 shares were registered for issuance under the Plan pursuant to a previous registration statement on Form S-8 filed by the Registrant, (registration number 333-12315) with the Commission on September 19, 1996 and an additional 826,572 shares were registered for issuance under the Plan pursuant to a previous registration statement on Form S-8 filed by the Registrant (registration number 333-28045) with the Commission on May 30, 1997.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          The contents of the Registrant's previous Registration Statement on Form S-8 (No. 333-12315) and Form S-8 (No. 333-28045) pertaining to the Sync Research, Inc. 1996 Non-Executive Stock Option Plan are hereby incorporated by reference herein.

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

     ITEM 3 (a)

          The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed on March 31, 1998, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     ITEM 3 (b)

          All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

     ITEM 3 (c)

          Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on October 10, 1995, and Items 1 and 2 of the Registrant's Registration Statement on Form 8-A, filed on November 4, 1995, each pursuant to Section 12 of the Exchange Act.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

          Article X of the Registrant's Amended and Restated Certificate of Incorporation, filed November 17, 1995, provides for indemnification of its directors, officers and employees to the maximum extent permitted by the Delaware General Corporation Law.

          Article VI of the Registrant's Bylaws provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law against expenses, judgments and other amounts actually and reasonably incurred in connection with a proceeding arising from the person's status as an agent of the Corporation. Such expenses shall be paid by the Corporation in advance of the final disposition of such action if the indemnified person undertakes to repay such amounts if it is determined that he or she is not entitled to indemnification.

          The Registrant has also entered into indemnification agreements with its officers and directors. The indemnification agreements require the Registrant to indemnify such persons in proceedings if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant. With respect to any proceeding by or in the right of the Registrant, no indemnification shall be made if the indemnitee is adjudged liable to the Company if applicable law prohibits such indemnification unless the court determines that indemnification may nevertheless be made by the Company. With respect to any criminal proceeding other than one brought by or in the right of the Registrant, the indemnitee also must have no reasonable cause to believe his or her conduct was unlawful in order to gain indemnity.

          Reference is also made to Section (c) of the Underwriting Agreement entered into by the Registrant in connection with its initial public offering of its Common Stock indemnifying officers and directors of the Registrant against certain liabilities. In addition, the Registrant has obtained directors and officers' liability insurance covering, subject to certain exceptions, actions taken by the Registrant's directors and officers in their capacities as such.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.   EXHIBITS

 Exhibit
 Number   Document
 -------  --------

 5.1 Opinion of Venture Law Group, A Professional Corporation, as to Legality of Securities Being Registered.

 23.1 Consent of Venture Law Group, a Professional Corporation (contained in Exhibit 5.1 hereto).

 23.2     Consent of Ernst & Young LLP, Independent Auditors.

 23.3     Consent of Price Waterhouse LLP, Independent Accountants

 24.1     Power of Attorney.


ITEM 9.   UNDERTAKINGS

          A.   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sync Research, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 18, 1998.


                                   SYNC RESEARCH, INC.



                                   By:  /s/ William K. Guerry
                                      ---------------------------------
                                        William K. Guerry
                                        Vice President of Finance and
                                        Administration and Chief Financial
                                        Officer

                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549

-------------------------------------------------------------------------------


                                      EXHIBITS

-------------------------------------------------------------------------------

                        Registration Statement on Form S-8

                                SYNC RESEARCH, INC.


                                    May 18, 1998

                                  INDEX TO EXHIBITS


 Exhibit
 Number
--------

  5.1 Opinion of Venture Law Group, A Professional Corporation, as to legality of securities being registered
 23.1 Consent of Venture Law Group, A Professional Corporation (included in Exhibit 5.1).
 23.2     Consent of Independent Auditors.
 23.3     Consent of Price Waterhouse LLP, Independent Accountants
 24.1     Powers of Attorney.